SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 27, 2005

                               NEWTECH BRAKE CORP.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-26949                  11-3500919
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


779 Industrial Blvd., Blainville, QC, Canada                       J7C 3V3
  (Address of principal executive offices)                       ----------
                                                                 (Zip code)

Registrant's telephone number, including area code:             (950) 434-6432

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On May 27, 2005, NewTech Brake Corp., a Delaware corporation (the "Company") entered into that certain Loan Agreement (the "Loan Agreement") by and between the Company and Capital Power International Limited, a corporation incorporated under the laws of Hong Kong ("Capital Power"). Pursuant to the Loan Agreement, Capital Power agreed to loan the Company $10,000,000 and purchase $3,000,000 of the Company's common stock at a price per share equal to $0.76. The loan to the Company is in the form of forty (40) Series A convertible debentures, each having a principal face value equal to $250,000 with an aggregate value of $10,000,000. The Series A Convertible Debentures have a term of five (5) years and have a fixed return on investment per year equal to $75,000. The Company shall pay the $75,000 return on investment by retaining $1.00 on each heavy duty brake sold throughout the world by the Company and /or its subsidiaries. The pro rata return on investment shall be paid monthly to the holders of the Series A Convertible Debentures. To secure the payment of the return on investment for the first year, an amount representing 15% of the principal amount of the Series A Convertible Debentures was paid at closing to the holders of the Series A Convertible Debentures. Further, the Series A Convertible Debentures are secured by a Moveable Hypothec (the "Moveable Hypothec") already in existence and registered in first rank on the Register of Moveable Hypothec held be the Publicity Office on the know how and production licenses of the Company granted by NewTech Group International, Inc. for the sale and production of heavy duty brakes for trucks. The Series A Convertible Debentures may be converted into shares of the Company's common stock, at the sole option of the holder, each year for a maximum of twenty percent (20%) of the principal amount of the Series A Convertible Debenture at a conversion price of $1 per share. Each holder's right to convert the Series A Convertible Debentures expires two (2) months after the anniversary date of their respective subscription; however, each holder has the right, once during the five (5) year term of the Series A Convertible Debenture to carry forward one (1) twenty percent (20%) conversion right, which will then be distributed equally over the remaining term of the Series A Convertible Debenture. In addition, the Company has the ability to issue forty-eight (48) Series B Convertible Debentures to Capital Power, each having a principal face value equal to $250,000 with an aggregate value of $12,000,000. Pursuant to a Commitment Letter, dated March 29, 2005 by and between the Company and Capital Power, the Company has until February 28, 2006 to issue the Series B Convertible Debentures. The Moveable Hypothec will secure the Company's obligations under the Series B Convertible Debentures when issued.

Item 3.02 Unregistered Sales of Equity Securities

      See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable

      (b) Not applicable

      (c) Exhibit No. Description


Exhibit          Description                                      Location
-------          -----------                                      --------
Exhibit 99.1     Loan  Agreement,  dated May 27,  2005 by and     Provided herewith
                 between  the   Company  and  Capital   Power
                 International Limited

Exhibit 99.2     Form of Series A Convertible Debenture           Provided herewith

Exhibit 99.3     Terms and Conditions of the Debentures           Provided herewith

Exhibit 99.4     Movable Hypothec by the Company                  Provided herewith


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    May 31, 2005                  NEWTECH BRAKE CORP.



                                       By:     /s/ Yvon Rancourt
                                               ---------------------------------
                                       Name:   Yvon Rancourt
                                       Title:  Chief Executive Officer


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